UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2025

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

On September 26, 2025, Beeline Holdings, Inc. (the “Company”) filed a prospectus supplement registering the offer and sale from time-to-time of up to $5,000,000 of shares of the Company’s common stock (the “Shares”) under that certain At The Market Offering Agreement dated April 30, 2025 (the “Agreement”) with Ladenburg Thalmann & Co., Inc. (“Ladenburg”) acting as sales agent. The sales of the Shares are in addition to prior sales of a total of 5,540,043 shares of common stock for total gross proceeds of approximately $7,000,000 previously sold under the Agreement.

Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933 (the “Securities Act”), including without limitation sales made directly on or through The Nasdaq Capital Market, the trading market for the Company’s common stock, or any other existing trading market in the United States for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, sales made directly to Ladenburg as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Ladenburg will use commercially reasonable efforts to sell on our behalf all of the Shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Agreement. Under the Agreement, Ladenburg will be entitled to compensation of 3.0% of the gross proceeds from the sales of the Shares sold under the Agreement. In addition, we have agreed to reimburse Ladenburg for the fees and disbursements of its counsel, payable upon execution of the Agreement, in an amount not to exceed $50,000. In addition, we shall reimburse Ladenburg for legal fees of its counsel up to $5,500 for each quarterly due diligence update and up to $7,500 pursuant to certain terms of the Agreement including annual due diligence updates.

The Shares are being offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2025 and the accompanying base prospectus which is part of the Company’s effective Registration Statement on Form S-3 (File No. 333-284723) (the “Registration Statement”). Investors should read the Registration Statement, the base prospectus and the prospectus supplement and all documents incorporated therein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Registration Statement relating to these securities has been filed with the Commission and has been declared effective. Copies of the prospectus supplement and base prospectus relating to the offering may be obtained when available by contacting Ladenburg Thalmann & Co., Inc., Attention: Syndicate department by calling 212-409-2000, or by visiting EDGAR on the Commission’s website at www.sec.gov.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on May 1, 2025 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2025

BEELINE HOLDINGS, INC.

By:	/s/ Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer